EXHIBIT 1. (3)(C)

                               Commission Schedule


OVERTURE ENCORE! II  (Registration No. 333-39110)
Broker/Dealer, for its efforts in soliciting sales of the policy described as Policy Form # 5118 (Flexible Premium Variable Universal Life), shall receive commission as stated below:


                                 PREMIUMS IN EXCESS
                FIRST  ANNUAL      OF TARGET PLUS
             TARGET PREMIUM PLUS  RIDER & SUBSTANDARD         ANNUAL ASSET
POLICY YEAR  RIDER & SUBSTANDARD       PREMIUM         BASED ADMINISTRATIVE FEE*
-----------  -------------------       -------         -------------------------
      1              91%                 3%                       0%
     2-4             3%                  3%                       0%
     5+              0%                  0%                      0.25%

*Writing Representative only
The annual asset based administrative fee will be paid at the end of the policy quarter and is based on the policy accumulation value, unimpaired by reduced rate loans, at that time.